                                                                    EXHIBIT 99.2

                              PILLOWTEX CORPORATION
                             (DEBTORS-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except for par value)

                               ASSETS                                     March 30,        March 31,       December 29,
                                                                            2002             2001              2001
                                                                         -----------      -----------      ------------
                                                                         (unaudited)      (unaudited)       (audited)
Current assets:
  Cash and cash equivalents (including restricted cash of $4,724 as of
      March 30, 2002 and $3,861 as of December 29, 2001)                 $    28,400           34,645            40,388
  Receivables:
    Trade, less allowances of $8,329 as of March 30, 2002, $25,534
      as of March 31, 2001 and $9,276 as of December 29, 2001                146,057          177,663           144,727
    Other                                                                      9,504            5,996             4,478
  Inventories                                                                189,888          248,427           200,578
  Assets held for sale                                                         5,121            6,064             6,075
  Prepaid expenses                                                             4,474            4,982             3,604
  Net assets of discontinued operations                                          395           41,736             1,358
                                                                         -----------      -----------      ------------
    Total current assets                                                     383,839          519,513           401,208
Property, plant and equipment, less accumulated depreciation of
  $172,410 as of March 30, 2002, $165,147 as of March 31, 2001 and
  $172,938 as of December 29, 2001                                           418,587          515,072           453,440
Intangible assets, at cost less accumulated amortization of $41,495 as of March 30, 2002, $29,533 as of March 31, 2001 and $40,899
  as of December 29, 2001                                                    221,318          230,332           221,729
Other assets                                                                  11,046           29,341            11,250
                                                                         -----------      -----------      ------------
      Total assets                                                       $ 1,034,790        1,294,258         1,087,627
                                                                         ===========      ===========      ============

                LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities not subject to compromise:
Current liabilities:
  Accounts payable                                                       $    34,190           38,775            35,119
  Accrued expenses                                                            55,048           66,735            59,837
  Current portion of long-term debt                                              843                -               356
  Current portion of long-term debt in default                               660,191          679,591           660,893
  Long-term debt in default                                                   10,920           13,405            10,920
                                                                         -----------      -----------      ------------
    Total current liabilities                                                761,192          798,506           767,125
  Long-term debt, less current portion                                         3,049                -               645
  Noncurrent liabilities                                                      49,847           39,777            48,950
                                                                         -----------      -----------      ------------
    Total liabilities not subject to compromise                              814,088          838,283           816,720
Liabilities subject to compromise                                            499,812          484,989           500,840
                                                                         -----------      -----------      ------------
      Total liabilities                                                    1,313,900        1,323,272         1,317,560

Series A redeemable convertible preferred stock, $.01 par value;
  81,411 shares issued and outstanding for March 30, 2002,
  March 31, 2001 and December 29, 2001                                       103,760           86,526            99,185

Shareholders' deficit:
  Preferred stock, $.01 par value; authorized 20,000,000 shares;
      only Series A issued                                                         -                -                 -
  Common stock, $.01 par value; authorized 55,000,000 shares;
      14,250,892 shares issued and outstanding as of March 30, 2002,
      March 31, 2001 and December 29, 2001                                       143              143               143
  Additional paid-in capital                                                 160,120          160,120           160,120
  Accumulated deficit                                                       (514,915)        (273,993)         (461,186)
  Accumulated other comprehensive loss                                       (28,218)          (1,810)          (28,195)
                                                                         -----------      -----------      ------------
    Total shareholders' deficit                                             (382,870)        (115,540)         (329,118)
Commitments and contingencies
                                                                         -----------      -----------      ------------
      Total liabilities and shareholders' deficit                        $ 1,034,790        1,294,258         1,087,627
                                                                         ===========      ===========      ============